                                  EXHIBIT (21)

                           Subsidiaries of Registrant

Name:                     Kleinert's, Inc. of Alabama

State of Incorporation:   Alabama

Trading as:               Kleinert's, Inc. of Alabama

Name:                     Kleinert's, Inc. of Delaware

State of Incorporation:   Delaware

Trading as:               Kleinert's, Inc. of Delaware

Name:                     Kleinert's, Inc. of New York

State of Incorporation:   New York

Trading as:               Kleinert's, Inc. of New York

Name:                     Kleinert's, Inc. of Florida

State of Incorporation:  Florida

Trading as:              Kleinert's, Inc. of Florida

Name:                    Certified Apparel Services of Honduras, Inc.

State of Incorporation:  Honduras, CA.

Trading as:              Certified Apparel Services of Honduras, Inc.